Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-20773 on Form N-1A of our reports dated February 10, 2026 relating to the financial statements and financial highlights of VIP Index 500 Portfolio and VIP Disciplined Small Cap Portfolio, and our report dated February 12, 2026 relating to the financial statements and financial highlights of VIP Emerging Markets Portfolio, and our reports dated February 13, 2026 relating to the financial statements and financial highlights of VIP Total Market Index Portfolio, VIP Extended Market Index Portfolio, and VIP International Index Portfolio, and the consolidated financial statements and financial highlights of VIP Contrafund Portfolio, appearing on Form N-CSR of  Variable Insurance Products Fund II for the year ended December 31, 2025, and to the references to us under the headings “Financial Highlights” and “Consolidated Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 15, 2026